Exhibit 99.1

DallasNews Corporation Announces Second Quarter 2025 Financial Results

•	Agency segment profit improved $0.2 million on a year-over-year basis
•	Pension annuitization is complete and the Company recognized a non-cash pension settlement charge of $35.3 million
•	On July 9, the Company entered into an Agreement and Plan of Merger with Hearst

DALLAS –  DallasNews Corporation (Nasdaq: DALN) (the “Company” or “DallasNews”), the Dallas-based holding company of The Dallas Morning News and Medium Giant, today reported financial results for the second quarter of 2025.

For the second quarter of 2025, the Company reported a  net loss of $33.5 million, or $(6.26) per share, and operating income of $1.3 million. The second quarter net loss includes a non-cash pension settlement charge of $35.3 million resulting from the annuitization of the Company’s pension plans. In the second quarter of 2024,  the Company reported net income  of  $1.5 million, or $0.27 per share, and operating income of $0.6 million.

For the second quarter of 2025, on a non-GAAP basis, DallasNews reported operating income adjusted for certain items (“adjusted operating income”)  of $1.6 million, an increase of $0.4 million or 36.7 percent when compared to adjusted operating income of $1.2 million reported in the second quarter of 2024. The improvement is primarily due to expense savings of $1.0 million in employee compensation and benefits, $0.8 million in outside services,  and $0.6 million attributable to the transition to a smaller, leased printing facility, partially offset by a total revenue decline of $2.3 million.

Second Quarter Results

Total revenue was $29.8 million in the second quarter of 2025,  a decrease of $2.3 million or 7.2 percent when compared to the second quarter of 2024.

Revenue from advertising and marketing services, including print and digital revenues, was $12.3 million in the  second quarter of 2025,  a decrease of $0.5 million or 3.8 percent when compared to the $12.8 million reported for the second quarter of 2024. The decline is primarily due to a print advertising revenue decrease of $0.3 million or 4.6 percent.

DallasNews Corporation Announces Second Quarter 2025 Financial Results

July 30,  2025

Circulation revenue was $15.3 million in the second quarter of 2025,  a decrease of $0.9 million or 5.7 percent when compared to the $16.2 million reported for the second quarter of 2024.  The decline is primarily due to a print circulation revenue decrease of $0.7 million or 5.9 percent.

Printing, distribution and other revenue was $2.2 million, a decrease of $0.9 million or 28.9 percent when compared to the second quarter of 2024,  due to the cancellation of a  mailed advertisements partnership in April 2025.

Total consolidated operating expense in the second quarter of 2025,  on a GAAP basis, was $28.5 million, an improvement of $3.0 million or 9.5 percent. The improvement is primarily due to expense savings of $1.1 million in employee compensation and benefits, $0.8 million in outside services, $0.6 million attributable to the transition to a smaller,  leased printing facility and $0.4 million in newsprint. $0.5 million of the savings in outside services is a result of the canceled mailed advertisements partnership, partially offsetting the loss in revenue associated with this partnership.

On a non-GAAP basis, adjusted operating expense was $28.2 million, an improvement of $2.7 million or 8.8 percent when compared to the second quarter of 2024.  Excluding the change in severance expense of $0.1 million, employee compensation and benefits expense improved $1.0 million.

As of June 30,  2025,  the Company had  451 employees, a headcount decrease of 82 or 15.4 percent when compared to the prior year period,  primarily the result of transitioning to a smaller, more efficient printing facility.  Cash and cash equivalents were $33.7 million at June 30,  2025,  and the Company has no debt.

DallasNews Corporation Announces Second Quarter 2025 Financial Results

July 30,  2025

Merger with Hearst

As previously announced, in July the Company entered into an Agreement and Plan of Merger with Hearst Media West, LLC (“Parent”), Destiny Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and, solely for the purposes specified therein, Hearst Communications, Inc., the indirect owner of all of the outstanding equity of each of Parent and Merger Sub (as amended on July 27, 2025, the “Merger Agreement”). The Merger Agreement is subject to customary closing conditions including, among other things, a shareholder vote in favor of the Merger Agreement, and it may be terminated under certain circumstances. If the Merger Agreement is consummated, the Company’s Series A Common Stock will be delisted from The Nasdaq Stock Market LLC and deregistered under the Securities Exchange Act of 1934, as amended. DallasNews shareholders will receive $15.00 in cash for each share of common stock - a premium of approximately 242 percent based on the closing price of DallasNews’ common stock of $4.39 per share on July 9, 2025. The transaction, which has been unanimously approved by the boards of directors of both companies, is expected to close during the third or early fourth quarter of 2025.

DallasNews Corporation Announces Second Quarter 2025 Financial Results

July 30,  2025

Segment Information

The Company determined it has the following two reportable segments:

•

TDMN primarily generates revenue from subscriptions and retail sales of The Dallas Morning News, and sales of advertising within its newspaper and on related digital platforms by Medium Giant’s cross-functional sales team.

•	Agency generates revenue from the services offered by the Company’s full-service advertising agency, Medium Giant.

The primary measure of segment profitability utilized by the Chief Operating Decision Maker (“CODM”) is segment profit (loss), which excludes Corporate and Other costs that are not associated with the ongoing operations of the segments. Reconciliation of segment profit (loss) to consolidated operating income (loss), and disaggregated revenue by reportable segment and revenue source are included in the exhibits to this release.

DallasNews Corporation Announces Second Quarter 2025 Financial Results

July 30,  2025

Non-GAAP Financial Measures

The CODM uses adjusted operating income (loss) for the purposes of evaluating consolidated performance and allocating resources.

Reconciliations of operating income (loss) to adjusted operating income and total operating costs and expense to adjusted operating expense are included in the exhibits to this release.

The Company calculates adjusted operating income (loss) by adjusting operating income (loss) to exclude depreciation, severance expense, (gain) loss on sale/disposal of assets, and asset impairments (“adjusted operating income (loss)”). The Company believes that inclusion of certain noncash expenses and other items in the results makes for more difficult comparisons between years and with peer group companies.

Adjusted operating income (loss) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management uses adjusted operating income (loss) and similar measures in internal analyses as supplemental measures of the Company’s financial performance, and for performance comparisons versus its peer group of companies. Management uses this non-GAAP financial measure for the purposes of evaluating consolidated Company performance. The Company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the Company’s business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its business. Adjusted operating income (loss) should not be considered in isolation or as a substitute for net income (loss), cash flows provided by (used for) operating activities or other comparable measures prepared in accordance with GAAP. Additionally, this non-GAAP measure may not be comparable to similarly-titled measures of other companies.

DallasNews Corporation Announces Second Quarter 2025 Financial Results

July 30,  2025

About DallasNews Corporation

DallasNews Corporation is the Dallas-based holding company of The Dallas Morning News and Medium Giant.

The Dallas Morning News, Texas’ leading daily newspaper, is renowned for its excellent journalistic reputation, intense regional focus, and close community ties. As a testament to its commitment to quality journalism, the publication has been honored with nine Pulitzer Prizes.

Medium Giant, an integrated creative marketing agency with offices in Dallas and Tulsa, works with a roster of premium brands and companies. In 2024, the agency earned top industry recognition, winning an AAF Addy and the AMA DFW Annual Marketer of the Year Award for Campaign of the Year, along with six prestigious Davey Awards. Medium Giant is a wholly owned business of DallasNews Corporation. For additional information, visit mediumgiant.co.

Statements in this communication concerning the Merger, the expected timing and completion of the Merger, the Company’s business outlook or future economic performance, revenues, expenses, cash balance, investments, business initiatives, working capital, and other financial and non-financial items that are not historical facts are “forward-looking statements” as the term is defined under applicable federal securities laws. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include but are not limited to, the factors and matters described in this communication and the Company’s other public disclosures and filings with the Securities and Exchange Commission, and the following factors: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the Company’s obligation to pay a termination fee if the Merger is terminated under certain circumstances; the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement or the adoption of the Rights Agreement; the inability to complete the proposed Merger due to the failure to obtain the requisite approval of the Company’s shareholders or the failure to satisfy other conditions to completion of the Merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the impact, if any, of the announcement or pendency of the Merger on the Company’s business and relationships with customers or other commercial partners; the impact, if any, of the restrictions on the conduct of the Company’s business imposed by the Merger Agreement; the amount of the costs, fees, expenses and charges related to the Merger and the shareholder rights agreement (the “Rights Agreement”); the ability of the Rights Agreement to protect shareholders’ interests and to effectively ensure that the Board has sufficient time to make informed judgments that are in the best interests of the Company and its shareholders; changes in advertising demand and other economic conditions; consumers’ tastes; newsprint and distribution prices; program costs; the Company’s ability to successfully execute the Return to Growth Plan; the Company’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market; the success of the Company’s digital strategy; changes in economic policies and tariffs; labor relations; cybersecurity incidents; and technological obsolescence. Forward-looking statements, which are as of the date of this communication, are not updated to reflect events or circumstances after the date of the statement.

DallasNews Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except share and per share amounts (unaudited)	2025	2024	2025	2024
Net Operating Revenue:
Advertising and marketing services	$12,302	$12,784	$23,115	$24,430
Circulation	15,263	16,181	30,710	32,481
Printing, distribution and other	2,201	3,096	5,066	6,252
Total net operating revenue	29,766	32,061	58,891	63,163
Operating Costs and Expense:
Employee compensation and benefits	13,592	14,738	28,439	30,855
Other production, distribution and operating costs	13,713	15,046	28,384	30,105
Newsprint, ink and other supplies	932	1,302	2,203	2,586
Depreciation	370	407	704	805
Gain on sale/disposal of assets, net	(104)	—	(36,310)	—
Total operating costs and expense	28,503	31,493	23,420	64,351
Operating income (loss)	1,263	568	35,471	(1,188)
Other income (loss), net (1)	(34,979)	641	(34,914)	1,252
Income (Loss) Before Income Taxes	(33,716)	1,209	557	64
Income tax provision (benefit)	(224)	(241)	5,764	(23)
Net Income (Loss)	$(33,492)	$1,450	$(5,207)	$87

Per Share Basis (2)
Net income (loss)
Basic	$(6.26)	$0.27	$(0.97)	$0.02
Diluted	$(6.26)	$0.27	$(0.97)	$0.02
Number of common shares used in the per share calculation:
Basic	5,352,490	5,352,490	5,352,490	5,352,490
Diluted	5,352,490	5,352,490	5,352,490	5,352,490

(1)	Three and six months ended June 30, 2025, includes a non-cash pension settlement charge of $35,266.
(2)

The Company’s Series A and Series B common stock equally share in the distributed and undistributed earnings. There were no options or RSUs outstanding as of June30,  2025 and 2024, that would result in dilution of shares or the calculation of EPS under the two-class method as prescribed under ASC 260 – Earnings Per Share.

DallasNews Corporation and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
In thousands (unaudited)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$33,700	$9,594
Accounts receivable, net	8,981	10,662
Other current assets	5,072	4,087
Total current assets	47,753	24,343
Property, plant and equipment, net	10,057	12,633
Operating lease right-of-use assets	16,210	17,434
Deferred income taxes, net	399	5,609
Other assets	1,816	1,824
Total assets	$76,235	$61,843
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,884	$4,808
Accrued compensation and other current liabilities	7,994	11,498
Contract liabilities	8,852	8,689
Total current liabilities	20,730	24,995
Long-term pension liabilities	—	11,764
Long-term operating lease liabilities	16,155	17,379
Other liabilities	866	892
Total liabilities	37,751	55,030
Commitments and contingencies
Total shareholders' equity	38,484	6,813
Total liabilities and shareholders’ equity	$76,235	$61,843

DallasNews Corporation and Subsidiaries

Disaggregated Revenue by Reportable Segment and Revenue Source

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands (unaudited)	2025	2024	2025	2024
TDMN
Print advertising	$6,257	$6,558	$11,206	$12,197
Digital advertising	2,164	2,274	4,055	4,232
Agency
Marketing and media services	3,881	3,952	7,854	8,001
Advertising and Marketing Services	$12,302	$12,784	$23,115	$24,430

TDMN
Print circulation	10,915	11,603	21,962	23,359
Digital circulation	4,348	4,578	8,748	9,122
Circulation	$15,263	$16,181	$30,710	$32,481

TDMN
Printing, Distribution and Other	$2,201	$3,096	$5,066	$6,252

Total Revenue	$29,766	$32,061	$58,891	$63,163

DallasNews Corporation and Subsidiaries

Reconciliation of Segment Profit (Loss) to Operating Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands (unaudited)	2025	2024	2025	2024
TDMN
Net operating revenue	$25,885	$28,109	$51,037	$55,162

Employee compensation and benefits	9,369	10,190	19,375	20,783
Other production, distribution and operating costs	9,302	10,442	19,541	20,574
Newsprint, ink and other supplies	837	1,162	1,980	2,240
Operating costs and expense	19,508	21,794	40,896	43,597
TDMN Segment Profit	$6,377	$6,315	$10,141	$11,565

Agency
Net operating revenue	$3,881	$3,952	$7,854	$8,001

Employee compensation and benefits	1,875	2,108	3,751	4,534
Other production, distribution and operating costs	1,678	1,673	3,407	3,492
Newsprint, ink and other supplies	95	140	223	346
Operating costs and expense	3,648	3,921	7,381	8,372
Agency Segment Profit (Loss)	$233	$31	$473	$(371)

Total Segment Profit	$6,610	$6,346	$10,614	$11,194
Reconciling items:
Corporate and Other (1)	(5,347)	(5,778)	24,857	(12,382)
Operating Income (Loss) (1)	$1,263	$568	$35,471	$(1,188)

(1)	Six months ended June 30, 2025, includes a net gain of $36,310 from the Plano printing facility sale.

DallasNews Corporation - Non-GAAP Financial Measures

Reconciliation of Operating Income (Loss) to Adjusted Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands (unaudited)	2025	2024	2025	2024
Total net operating revenue	$29,766	$32,061	$58,891	$63,163
Total operating costs and expense	28,503	31,493	23,420	64,351
Operating Income (Loss)	$1,263	$568	$35,471	$(1,188)

Total operating costs and expense	$28,503	$31,493	$23,420	$64,351
Less:
Depreciation	370	407	704	805
Severance expense	75	198	542	776
Gain on sale/disposal of assets, net	(104)	—	(36,310)	—
Adjusted Operating Expense	$28,162	$30,888	$58,484	$62,770

Total net operating revenue	$29,766	$32,061	$58,891	$63,163
Adjusted operating expense	28,162	30,888	58,484	62,770
Adjusted Operating Income	$1,604	$1,173	$407	$393